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                                                                  EXHIBIT (p)(1)

                        WILLIAMS CAPITAL MANAGEMENT, LLC
                        WILLIAMS CAPITAL MANAGEMENT TRUST

                     PERSONAL INVESTMENT AND TRADING POLICY
                          STATEMENT ON INSIDER TRADING
                                       AND
                      CODE OF ETHICS PURSUANT TO RULE 17j-1
                    UNDER THE INVESTMENT COMPANY ACT OF 1940

I.       DEFINITIONS

         A. WCM. The term "WCM" means Williams Capital Management, LLC, a registered investment adviser.

         B. The Trust. The term "TRUST" means Williams Capital Management Trust, a registered investment company advised by WCM.

         C. Covered Person. The term "COVERED PERSON" includes: (i) each "ADVISORY PERSON" employed, whether on a full-time or part-time basis, by WCM or the Trust; (ii) each director or officer of WCM or the Trust; and (iii) each member of WCM or trustee of the Trust.

         D. "ADVISORY PERSON" means (a) any employee of WCM or the Trust or any company in a control relationship to WCM or the Trust, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a "Security" on behalf of a "Client", or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (b) any natural person in a control relationship to WCM or the Trust who obtains information concerning recommendations made on behalf of a "Client" with regard to the purchase or sale of a "Security".

         E. Persons Subject To Policy. If you are a Covered Person, you are subject to this Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (this "POLICY AND CODE").

         F. Client. The term "CLIENT" means any investment entity or account advised or managed by WCM, including registered investment companies.

         G. Security. "SECURITY" has the same meaning as it has in Section 2(a)(36) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The following are Securities:

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         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are NOT Securities:

         Commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are Securities.

                  You should note that "SECURITY" includes a right to acquire a security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

         H. Excluded Securities. "EXCLUDED SECURITIES" means U.S. government securities, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization, including repurchase agreements), and shares issued by open-end investment companies registered under the Investment Company Act.

         I. Pecuniary Interest. You will be considered to have a "PECUNIARY INTEREST" in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security. The term "Pecuniary Interest" is construed very broadly. The following examples illustrate this principle: (1) ordinarily, you will be deemed to have a "Pecuniary Interest" in all Securities owned by members of your immediate family(1) who live in your household; (2) if you are a general partner of a general or limited partnership, you will be deemed to have a "Pecuniary Interest" in all Securities owned by the Partnership; (3) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a "Pecuniary Interest" in all Securities owned by the corporation if you are a controlling shareholder or have or share investment control over the corporation's investment

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(1)  For purposes of this Policy and Code, "Immediate Family" includes a Covered
     Person's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

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portfolio; (4) if you have the right to acquire equity Securities through the exercise or conversion of a derivative security, you will be deemed to have a Pecuniary Interest in such Securities, whether or not your right is presently exercisable; (5) your interest as a manager-member in the Securities held by a limited liability Company; and (6) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your immediate family have a vested interest in the principal or income of the trust, you will be deemed to have a "Pecuniary Interest" in all Securities held by the Trust. If you have any question about whether an interest in a Security or an account constitutes a Pecuniary Interest, you should contact the Compliance Officer.

         J. Beneficial Ownership. You will be considered to have "BENEFICIAL OWNERSHIP" in a Security if: (1) you have a Pecuniary Interest in such Security; (2) you have voting power with respect to the Security, meaning the power to vote or direct the voting of such Security; or (3) you have the power to dispose, or direct the disposition of, such Security. If you have any question about whether an interest in a Security or an account constitutes a Beneficial Interest, you should contact the Compliance Officer.

         K. Independent Trustee. An "INDEPENDENT TRUSTEE" is a trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(10) of the Investment Company Act.

         L. Compliance Officer. The "COMPLIANCE OFFICER" is a person designated by WCM as such, as identified in the WCM Compliance Policies and Procedures Manual.

II.      PERSONAL INVESTMENT AND TRADING POLICY

         A.       General Statement

                  WCM and the Trust seek to foster and maintain a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in WCM is highly valued and must be protected. As a result, any activity which (1) creates even the suspicion of misuse of material, non-public information by WCM or any Covered Person, (2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or investor, or (3) creates any actual or potential conflict of interest, or even the appearance of a conflict of interest, between any Client or investor, on the one hand, and WCM or any Covered Person, on the other hand, must be avoided.

                  In addition, the federal securities laws require that an investment adviser maintain a record of every transaction in any Security (with certain exceptions, as described below) in which any Covered Person acquires a Pecuniary Interest, except any transaction in which the Covered Person has no direct or indirect control or influence.

                  WCM and the Trust have developed the following policies and procedures relating to personal Securities trading in order to ensure that each Covered Person satisfies this Policy and Code and the record-keeping requirements.

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         B.       Restrictions On Covered Persons Trading in Securities

                  1.       General Statement

                  No Covered Person may engage in a transaction in a Security that is also the subject of a transaction by a Client if such Covered Person's transaction would disadvantage or appear to disadvantage the Client or if such Covered Person would profit from or appear to profit its transaction, whether or not at the expense of the Client. The following specific restrictions apply to all Covered Person trading activity (other than Independent Trustees):

                           (a)      Any transaction in a Security in
anticipation of Client orders (front running) is prohibited.

                           (b)      Any acquisition of a Security in an initial
public offering (IPO) is prohibited.

                           (c)      Any acquisition of a Security included in
the Restricted List maintained by The Williams Capital Group, L.P. or by WCM is prohibited.

                           (d)      Any transaction in a Security which the
Covered Person knows or has reason to believe is being purchased or sold, or is being considered for purchase or sale(2), by a Client of WCM is prohibited until the Client's transaction has been completed or consideration of such transaction is abandoned;

                           (e)      Any same-day transaction in a Security in
which any Client of WCM has a pending or actual transaction is prohibited;

                           (f)      Any transaction in a Security during the
period which begins seven days before and ends with seven business days after any Client of WCM has traded in that Security is prohibited;

                           (g)      Any transaction resulting in a Covered
Person's acquiring Beneficial Ownership of any Securities in a private placement (a "limited offering" as defined in Rule 17j-1 under the Investment Company Act) is prohibited.

                           (h)      Any short selling or option trading that is
economically opposite any pending transaction for the Trust or any other Client of WCM.

                           (i)      Any transaction in a Security that would
result in a Covered Person's profiting in the purchase and sale or sale and purchase, of the same (or equivalent) security within 60 calendar days, is prohibited.

                           All other transactions, other than Exempt
Transactions described below, must be precleared by the Compliance Officer, pursuant to Section 4(b), below.

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(2)  A Security is "being considered for purchase or sale" the earlier of when a recommendation to purchase or sell has been made and communicated or the Security is placed on WCM's research project lists and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

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                  2.       Use of Broker-Dealers and Brokerage Accounts

                           You may not engage, and you may not permit any other
person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

                  3. The following are Exempt Transactions that do not require Preclearance:

                           (a)      Purchases of Excluded Securities.

                           (b)      Any transaction in Securities in an account
over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be rebutted by convincing evidence.

                           (c)      Purchases of Securities under dividend
reinvestment plans or under an employer-sponsored, automatic payroll deduction, cash purchase plan.

                           (d)      Purchases of Securities by exercise of
rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.

                           (e)      Acquisitions or dispositions of Securities
as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

                           (f)      Subject to the restriction applicable to
private placements set forth above, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

                           (g)      Such other classes of transactions as may be
exempted from time to time by the Compliance Officer based upon a determination that the transactions are unlikely to violate Rule 17j-1 under the Investment Company Act. The Compliance Officer may exempt designated classes of transactions from any of the provisions of this Policy and Code except the provisions set forth below under Reporting.

                           (h)      Such other specific transactions as may be
exempted from time to time by the Compliance Officer. On a case-by-case basis when no abuse is involved the Compliance Officer may exempt a specific transaction from any of the provisions of this Policy and Code except the provisions set forth below under Reporting. The form for requesting approval from the Compliance Officer is attached to this Policy and Code as Appendix V.

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                  4.       Preclearance and Verification Procedures To Implement
Trading Restrictions.

                  The following procedures shall govern all transactions in Securities in which a Covered Person has or seeks to obtain any Beneficial Interest ("COVERED PERSON ACCOUNTS"), except for Exempt Transactions.

                           (a)      Covered Person Transactions Subject to
Preclearance

                           As described in the following sections, certain
Covered Person transactions in Securities (other than Excluded Securities) are subject to preclearance and subsequent review by the Compliance Officer. A transaction for a Covered Person Account may be disapproved if it is determined by the Compliance Officer that the Covered Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any "CLIENT TRANSACTION," any of the above trading restrictions, or this Policy and Code. Client Transactions include transactions for any Client or any other account managed or advised by any Covered Person for a fee.

                           The determination that a Covered Person may unfairly
benefit from, or that a Covered Person transaction may conflict with, or appears to be in conflict with, a Client Transaction will be subjective and individualized, may include questions about timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for that transaction or series of transactions. It is possible that a disapproval of a transaction could be costly to a Covered Person or a Covered Person's family; therefore, each Covered Person should take great care to adhere to WCM's trading restrictions and avoid conflicts or the appearance of conflicts.

                           Any disapproval of a Covered Person transaction shall
be in writing. A Covered Person may appeal any such disapproval by written notice to the Compliance Officer within two business days after receipt of notice of disapproval; such appeal shall be resolved promptly by WCM's outside counsel.

                           (b)      Procedures for Preclearance

                                             (i)      Transactions through
Brokers or Banks. Transactions through brokers or banks are permitted only after the Covered Person has: (x) provided written notice to the Compliance Officer prior to opening or placing an initial order in an account with such broker or bank, or, if an account(s) with such broker or bank was established prior to the implementation of this Policy and Code, has provided the Compliance Officer with written details about the account(s); (y) obtained the written clearance of the Compliance Officer prior to opening or placing initial orders in such account or, in the case of a pre-existing account, placing any further orders in such account; and (z) provided such broker or bank with a written notice of the Covered Person's affiliation with WCM and requested that copies of trade confirmations and statements be sent to WCM's Compliance Officer. A copy of such written notice and request should also be provided to the Compliance Officer. See Section III, "Reporting," for more information on the reporting requirements applicable to Covered Persons.

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                  After a Covered Person has obtained clearance to execute
transactions through a broker or bank, the Covered Person must submit a Covered Person Trade Preclearance Form (a copy of which is attached as Appendix V) to the Compliance Officer prior to executing each transaction through the broker or bank. The Compliance Officer will notify a Covered Person within two business days of any conflict and will advise whether the Covered Person's transaction has been cleared.

                                             (ii)     Other Transactions. All
other Covered Person transactions in Securities (e.g., participation in a privately-negotiated transaction), other than Exempt Transactions, must be cleared in writing by the Compliance Officer prior to the Covered Person entering into the transaction. If a Covered Person wishes to engage in such a transaction, he or she must submit a Covered Person Trade Preclearance Form to the Compliance Officer. The Compliance Officer will notify a Covered Person within five business days of any conflict and will advise whether the Covered Person's transaction has been cleared.

         C.       Trading Policy Applicable to Independent Trustees of the
Trust.

         An Independent Trustee must obtain prior written approval from the Compliance Officer regarding a transaction in a Security (other than Excluded Securities) held in his or her own name or in which he or she holds Beneficial Ownership only if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Trust, should have known about any security that, during the 15-day period immediately before or after the date of the transaction by that Trustee, was purchased or sold by the Trust or was being considered by WCM for purchase or sale by the Trust.

III.     REPORTING

         A.       Reports About Securities Holdings and Transactions

                  As part of the Trust's obligations in maintaining a Code of Ethics under Rule 17j-1 of the Investment Company Act, you must give WCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership Interest in them).(3) SEC requirements mainly control these reports. The reports are intended to identify conflicts of interest that could arise when you invest in a Security or hold accounts that permit these investments, and to promote compliance with the Code. WCM is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Report forms are attached. THE REPORTING REQUIREMENTS ARE NOT APPLICABLE TO INDEPENDENT TRUSTEES. SEE SECTION III.B BELOW, FOR REQUIREMENTS APPLICABLE TO INDEPENDENT TRUSTEES.

                  FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the board of trustees of the Trust or any

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(3) Persons employed by entities other than WCM and subject to another code of ethics should instead comply with its reporting requirements.

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other of any registered investment company advised by WCM, withholding of salary or bonuses, or termination of employment.

                  1. INITIAL HOLDINGS REPORT: Within ten days after you begin employment with WCM, you must submit to WCM a report (a form of which is attached as Appendix II) that contains:

                           (a)      The name/title and symbol, and the number of
equity shares of (or the principal amount of debt requested by) each Security (excluding Excluded Securities) in which you had any direct or indirect Beneficial Ownership interest when you began employment with WCM. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information.

                           (b)      The name and address of any broker, dealer,
bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account in which any securities were held for your direct or indirect Beneficial Ownership when you began employment with WCM, and the account numbers and names of the persons for whom the accounts are held.

                           (c)      A statement (and a letter or other evidence)
that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to WCM, unless WCM indicates that the information is otherwise available to it.

                           (d)      The date you submitted the report.

                  2. QUARTERLY TRANSACTION REPORT: Within ten days after the end of each calendar quarter, you must submit to WCM a report (a form of which is attached as Appendix III) that contains:

                           (a)      With respect to any transaction during the
quarter in a Security (excluding Excluded Securities) in which you had any direct or indirect Beneficial Ownership Interest:

                                        (i)      The date of the transaction,
the name/title and symbol, interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each Security involved;

                                        (ii)     The nature of the transaction
(i.e., purchase, sale, or other type of acquisition or disposition);

                                        (iii)    The price at which the
transaction in the Security was effected;

                                        (iv)     The name of the broker, dealer,
bank, or other institution with or through which the transaction was effected.

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                           (b)      The name and address of any broker, dealer,
bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account in which any Securities were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

                           (c)      A statement (and a letter or other evidence)
that you have instructed each broker, dealer, bank, or other institution that has established a new account for your direct or indirect Beneficial Ownership during the past quarter to provide duplicate account statements and confirmations of all securities transactions to WCM, unless WCM indicates that the information is otherwise available to it.

                           (d)      The date that you submitted the report.

         ***YOU NEED NOT MAKE A QUARTERLY TRANSACTION REPORT IF IT WOULD DUPLICATE INFORMATION CONTAINED IN TRADE CONFIRMATIONS OR ACCOUNT STATEMENTS ALREADY RECEIVED BY THE COMPLIANCE OFFICER.

                  3. ANNUAL HOLDINGS REPORT: Annually, you must submit to WCM a report (a form of which is attached as Appendix II), based on information that is current as of not more than 30 days before the report date, that contains:

                           (a)      The name/title and symbol, and the number of
equity shares of (or the principal amount of debt represented by) each Security (excluding Excluded Securities) in which you had any direct or indirect Beneficial Ownership on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information, or by referring to statements or confirmations known to have been received by WCM.

                           (b)      The name and address of any broker, dealer,
bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained any account in which any Securities were held for your direct or indirect Beneficial Ownership on the effective date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established.

                           (c)      A statement (and a letter or other evidence)
that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to WCM, unless WCM indicates that the information is otherwise available to it.

                           (d)      The date that you submitted the report.

EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any securities holdings or transactions in any account over which you had no direct or indirect influence or control, unless requested by WCM. You must still identify the existence of the account in your list of securities accounts.

Please ask the Compliance Officer if you have questions about reporting requirements.

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         B.       Reporting Requirements Applicable to Independent Trustees

                  1. An Independent Trustee need only report a transaction in a security if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that, during the 15-day period immediately preceding the date of the transaction by that Trustee, such security was purchased or sold by the Trust or was being considered for purchase or sale by WCM.

                  2. As indicated under Section VI of this Policy and Code, Independent Trustees are required to certify annually that (1) they have read and understand and agree to abide by this Policy and Code; (2) they have complied with all requirements of this Policy and Code, except as otherwise reported to the Compliance Officer that they have not complied with certain of such requirements; and (3) they have reported all transactions required to be reported under this Policy and Code.

         C.       Review of Reports and Other Documents

                  The Compliance Officer will promptly review each report submitted by Covered Persons, and each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a document concerning the Compliance Officer will be reviewed by a different officer of WCM.

IV.      STATEMENT ON INSIDER TRADING

         A.       Background

                  Insider trading - trading Securities while in possession of material, nonpublic information or improperly communicating such information to others -- may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years' imprisonment. The Securities and Exchange Commission (the "SEC") may recover the profits gained or losses avoided through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring a person from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

                  Regardless of whether a federal inquiry occurs, WCM views seriously any violation of the Statement on Insider Trading (the "STATEMENT"). Any such violation constitutes grounds for disciplinary sanctions, including dismissal.

                  The law of insider trading is complex; a Covered Person legitimately may be uncertain about the application of the Statement in a particular circumstance. A question could forestall disciplinary action or complex legal problems. Covered Persons should direct any questions relating to the Statement to the Compliance Officer. A Covered Person must also notify the Compliance Officer immediately if he or she has reason to believe a violation of the Statement has occurred or is about to occur.

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         B.       Statement of Firm Policy

                  1. Buying or selling securities on the basis of material non-public information is prohibited. This would include purchasing or selling
(i) for Covered Person's own account or one which the Covered Person has a financial interest, (ii) for a client's account, or (iii) for WCM's inventory account. If any Covered Person is uncertain as to whether information is "material" or "non-public," the Compliance Officer should be consulted.

                  2. Disclosing insider information to inappropriate personnel whether for consideration or not (i.e., tipping) is prohibited. Insider information must be disseminated on a "need to know basis" only to appropriate personnel. This would include any confidential discussions between the issuer and personnel of WCM. The Compliance Officer should be consulted should a question arise as to who is privy to inside information.

                  3. Assisting anyone transacting business on insider information through a third party is prohibited.

                  4.       The following reviews principles important to this
Statement:

                           (a)      What is "Material" Information?

                  Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's Securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve highly fact-specific inquiries. A Covered Person should direct any questions about whether information is material to the Compliance Officer.

                  Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a company's Securities. Information about a significant order to purchase or sell Securities, in some contexts, may be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material.

                           (b)      What is "Nonpublic" Information?

                  Information is "nonpublic" until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed so that the information has been disseminated widely.

                  5.       Identifying Inside Information

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                  Before executing any trade for oneself or others, including
Clients of WCM, a Covered Person must determine whether he or she has access to material, nonpublic information. If a Covered Person believes he or she might have access to material, nonpublic information, he or she should take the following steps:

                           (a)      Immediately alert the Compliance Officer, so
that trading in the Security is restricted.

                           (b)      Not purchase or sell the Securities on his
or her behalf or for others, including Clients of WCM.

                           (c)      Not communicate the information inside or
outside WCM, other than to the Compliance Officer.

                  The Compliance Officer will review the issue, determine whether the information is material and nonpublic, and, if so, what action WCM should take.

                  6.       Contacts With Public Companies; Tender Offers

                  Contacts with public companies may represent part of WCM's research efforts and WCM may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues may arise, however, when a Covered Person, in the course of these contacts, becomes aware of material, nonpublic information. For example, a company's CFO could prematurely disclose quarterly results, or an investor relations representative could make a selective disclosure of adverse news to certain investors. In such situations, WCM must make a judgment about its further conduct. To protect oneself, WCM's Clients and WCM itself, a Covered Person should immediately contact the Compliance Officer if he or she believes he or she may have received material, nonpublic information.

                  Tender offers represent a particular concern in the law of insider trading, for two reasons. First, tender offer activity often produces extraordinary movement in the price of the target company's Securities. Second, the SEC has adopted a rule expressly forbidding trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offerer, the target company or anyone acting on behalf of either. Covered Persons must exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

         C.       Procedures To Implement Statement

                  1.       Responsibilities of Covered Persons

                           (a)      All Covered Persons must make a diligent
effort to insure that a violation of the Statement does not either intentionally or inadvertently occur. In this regard, all Covered Persons are responsible for:

                           (b)      Reading, understanding and consenting to
comply with the insider trading policies contained in this Statement. (Covered Persons will be requested to sign an acknowledgment that they have read and understood their responsibilities);

                           (c)      Ensuring that no trading occurs for their
account, for any account for which they have a beneficial interest, for any client's account, or in securities for which they have insider information;

                           (d)      Not disclosing insider information obtained
from any source whatsoever to inappropriate persons. Disclosure to family, friends or acquaintances will be grounds for immediate termination;

                           (e)      Consulting the Compliance Officer when
questions arise regarding insider trading or when potential violations of insider trading are suspected;

                           (f)      Ensuring that WCM receives copies of
confirmations and statements from both internal and external brokerage firms for accounts of Covered Persons and Covered Persons' immediate families;

                           (g)      Advising the Compliance Officer of all
outside activities, directorships, or major ownership (over 5%) in a public company. No Covered Person may engage in any outside activities as employee, proprietor, partner, consultant, trustee officer or director without prior written consent of the Compliance Officer;

                           (h)      Being aware of and monitoring any clients
who are shareholders, directors, and/or senior officers of public companies. Any unusual activity including a purchase or sale of restricted stock must be brought to the attention of the Compliance Officer.

                  2.       Security

                  In order to prevent accidental dissemination of material non-public information, personnel will adhere to the following guidelines.

                           (a)      Inform management when unauthorized
personnel enter the premises.

                           (b)      Lock doors at all times in areas that have
confidential and secure files.

                           (c)      Refrain from discussing sensitive
information in public areas.

                           (d)      Refrain from leaving confidential
information on message devices.

                           (e)      Maintain control of sensitive documents
including handouts and copies intended for internal dissemination.

                           (f)      Ensure that faxes and e-mail messages
containing sensitive information are properly sent and that confirm that the recipient has received the intended message.

                           (g)      Do not allow passwords to be given to
unauthorized personnel.

V.       POLICY ON GIFTS

         A. You may not accept any gift or entertainment that is inappropriate in the circumstances, or inconsistent with applicable law or regulations, from any person or entity that does business, or desires to do business, with WCM directly or on behalf of a Client.

         B. You may not give a gift or provide entertainment that is inappropriate in the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of WCM. Please do not give or receive gifts or entertainment that would be embarrassing to you or WCM if made public.

VI.      COMPLIANCE

         A.       Certificate of Receipt

                  You are required to acknowledge receipt of your copy of this Policy and Code. A form for this purpose is attached to this Policy and Code as Appendix I.

         B.       Annual Certificate of Compliance

                  You are required to certify upon commencement of your employment or the effective date of this Policy and Code, whichever occurs later, and annually thereafter, that you have read and understand this Policy and Code and recognize that you are subject to this Policy and Code. Each annual certificate will also state that you have complied with the requirements of this Policy and Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities (other than Excluded Securities) of which you had or acquired Beneficial Ownership. A form for this purpose is attached to this Policy and Code as Appendix IV.

         C.       Remedial Actions

                  If you violate this Policy and Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

VII.     REPORTS TO MANAGEMENT AND TRUSTEES OF REGISTERED INVESTMENT COMPANIES

         A.       Reports of Significant Remedial Action

                  The Compliance Officer or his/her delegate will on a timely basis inform the management of WCM and trustees of the Trust, of each significant remedial action taken in response to a violation of this Policy and Code. A significant remedial action means any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a significant fine, demotion, suspension or termination.

         B.       Quarterly Reports

                  The Compliance Officer or his/her delegate will report quarterly to the management of WCM and the trustees of the Trust as to whether there have been any violations of this Policy and Code during the previous quarter.

         C.       Annual Reports

                  The Compliance Officer or his/her delegate will report annually to the management of WCM and the trustees of the Trust with regard to efforts to ensure compliance by Covered Persons of WCM with their fiduciary obligations to the Firm's Clients. The annual report will, at a minimum:

                  1. Describe any issues arising under the Policy and Code or procedures since the last report to the directors, as the case may be, including, but not limited to, information about material violations of the Policy and Code or procedures and sanctions imposed in response to the material violations; and

                  2. Certify that WCM has adopted procedures reasonably necessary to prevent all covered persons from violating the Policy and Code.

VIII.    RETENTION OF RECORDS

                  The Compliance Officer will maintain, for a period of five years, the records listed below. The records will be maintained at the Firm's principal place of business in an easily accessible, but secured, place.

         A. List of all persons subject to the Policy and Code during that period.

         B. The Annual Certificate of Compliance signed by all persons subject to the Policy and Code acknowledging receipt of copies of such Policy and Code and acknowledging they are subject to it and will comply with its terms.

         C. A copy of each Policy and Code that has been in effect at any time during the five-year period.

         D. A copy of each report filed pursuant to this Policy and Code and a record of any known violations and actions taken as a result thereof during the period.

IX.      NOTICES.

                  For purposes of this Policy and Code, all notices, reports, requests for clearance, questions, contacts, or other communications to the Compliance Officer shall be considered delivered if given to the Compliance Officer.

X.       REVIEW.

                  This Policy and Code shall be reviewed by WCM from time to time to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to WCM or Covered Persons. Covered Persons are encouraged to contact the Compliance Officer with any comments, questions or suggestions regarding implementation or improvement of the Policy and Code.

                                                                      Appendix I

                        WILLIAMS CAPITAL MANAGEMENT, LLC
                        WILLIAMS CAPITAL MANAGEMENT TRUST

                          ACKNOWLEDGMENT CERTIFICATION

                     PERSONAL INVESTMENT AND TRADING POLICY
                          STATEMENT ON INSIDER TRADING
                                       AND
                                 CODE OF ETHICS

I hereby certify that I have read and understand the attached Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy and Code"). Pursuant to such Policy and Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of the Policy and Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Policy and Code has occurred/1/. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.

Date:___________________________________        ________________________________
                                                Signature

                                                ________________________________
                                                Print Name

_______________________
/1/ The antifraud provisions of United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

                                                                     Appendix II

                        WILLIAMS CAPITAL MANAGEMENT, LLC
                        WILLIAMS CAPITAL MANAGEMENT TRUST

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

In accordance with the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics, please provide the name of any broker, dealer or bank with whom you maintain an account in which any Securities (INCLUDING Excluded Securities) are held for your direct or indirect Beneficial Ownership. As described below, please also provide a list of all Securities (other than Excluded Securities) in which you or any account, in which you have a Pecuniary Interest, has a Beneficial Interest and all Securities (other than Excluded Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

(1)   Name of employee:                                    _____________________

(2)   If different than #1, name of the person in whose
      name the account is held:                            _____________________

(3)   Relationship of (2) to (1):                          _____________________

(4)   Broker(s) at which Account is Maintained             _____________________

                                                           _____________________

                                                           _____________________

                                                           _____________________

(5)   Account Number(s):                                   _____________________

                                                           _____________________

                                                           _____________________

                                                           _____________________

(6)   Telephone number(s) of Broker:                       _____________________

                                                           _____________________

                                                           _____________________

                                                           _____________________

(7) For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below:

       Name of Security*       Symbol     Quantity             Value
1.   ____________________   ___________  ___________   _______________________

2.   ____________________   ___________  ___________   _______________________

3.   ____________________   ___________  ___________   _______________________

4.   ____________________   ___________  ___________   _______________________

5.   ____________________   ___________  ___________   _______________________

*Including principal amount, if applicable.

(Attached separate sheet if necessary)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have Beneficial Ownership as defined in the Policy and Code.

I also certify that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every brokerage account listed above that trades in Securities (as defined in the Policy and Code).

                                        _____________________________________
                                        Signature

                                        _____________________________________
                                        Print Name

Date:_________________________

                                                                    Appendix III

                        WILLIAMS CAPITAL MANAGEMENT, LLC
                        WILLIAMS CAPITAL MANAGEMENT TRUST

                           QUARTERLY BROKERAGE ACCOUNT
                        AND NON-BROKER TRANSACTION REPORT

You must cause each broker-dealer who maintains an account for Securities of which you have beneficial ownership, to provide to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the end of each calendar quarter, all transactions effected without the use of a registered broker-dealer in Securities (other than transactions in Excluded Securities).

I have requested that you receive duplicate statements and confirms on my behalf from the following brokers:

                                                                     Date Account
     Name            Broker       Account Number        Date            Opened
______________   ______________   ______________   ______________   ______________

______________   ______________   ______________   ______________   ______________

______________   ______________   ______________   ______________   ______________

The following are securities transactions that have not been reported and/or executed through a Broker-Dealer (i.e., direct purchase of a private placement) during the previous calendar quarter.

  Date      Buy/Sell        Security Name         Amount      Price         Broker/Issuer
_________   _________   _____________________   _________   _________   _____________________

_________   _________   _____________________   _________   _________   _____________________

_________   _________   _____________________   _________   _________   _____________________

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities (as defined in the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics).

         _____________              ____________________________________
         Date                       Signature

1. Transactions required to be reported. You should report every transaction in which you acquired or disposed of any beneficial ownership of any security during the calendar quarter. The term "beneficial ownership" is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the benefits of owning a security. The term includes, but is not limited to the following cases and any other examples in the Code:

         (A) Where the security is held for your benefit by others (brokers, custodians, banks and pledgees);

         (B) Where the security is held for the benefit of members of your immediate family sharing the same household;

         (C) Where securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equityholder or you have or share investment control over the securities held by the entity;

         (D) Where securities are held in a trust for which you are a trustee and under which either you or any member of your immediate family have a vested interest in the principal or income; and

         (E) Where securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

         Notwithstanding the foregoing, none of the following transactions need be reported:

         (A) Transactions in securities which are direct obligations of the United States;

         (B) Transactions effected in any account over which you have no direct or indirect influence or control; or

         (C)      Shares of registered open-end investment companies.

2. Security Name. State the name of the issuer and the class of the security (e.g., common stock, preferred stock or designated issue of debt securities) including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right (hereinafter referred to as "options"), state the title of the security subject to the option and the expiration date of the option.

3. Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and Month-end Statements must be sent to WCM by your broker. Please double check to be sure this occurs if you report a futures transaction.

4. Transaction Date. In the case of a market transaction, state the trade date (not the settlement date).

5. Nature of Transaction (Buy or Sale). State the character of the transaction (e.g., purchase or sale of security, purchase or sale of option, or exercise of option).

6. Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt securities or other units of other securities. For options, state the amount of securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7. Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8. Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.       Signature. Sign the form in the space provided.

10. Filing of Report. This report should be filed NO LATER THAN 10 CALENDAR DAYS following the end of each calendar quarter.

                                                                     Appendix IV

                        WILLIAMS CAPITAL MANAGEMENT, LLC
                        WILLIAMS CAPITAL MANAGEMENT TRUST

                       ANNUAL CERTIFICATION OF COMPLIANCE

I hereby certify that I have complied with the requirements of the Personal Investment and Trading Policy, Statement on Insider Trading and Code of Ethics (the "Policy and Code"), for the year ended December 31, ____. Pursuant to the Policy and Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder, and complied in all other respects with the requirements of the Policy and Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Policy and Code has occurred.

Date:______________________         ___________________________________
                                    Signature

                                    ___________________________________
                                    Print Name

                                                                      Appendix V

                     COVERED PERSON TRADE PRECLEARANCE FORM
                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY

________________________________________________________________________________
Name of Employee (please print)
________________________________________________________________________________
Department                            Supervisor                 Telephone
________________________________________________________________________________
Broker                                Account Number             Telephone
________________________________________________________________________________
[_] Buy [_] Sell                                                 Ticker Symbol

________________________________________________________________________________

________________________________________________________________________________
Quantity                              Issue (Full Security Description)
________________________________________________________________________________

Source of Idea (please explain where you learned of the Trade Opportunity):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                        Private       Traded Security
      IPO              Placement      in Prior 60 Days       Short Sale

[_] Yes [_] No      [_] Yes [_] No     [_] Yes [_] No      [_] Yes [_] No
________________________________________________________________________________
Approvals
________________________________________________________________________________
This area reserved for Compliance Officer use only
________________________________________________________________________________
Trade Has Been                          Date Approved

[ ] Approved        [ ] Not Approved

Legal / Compliance (if required)
________________________________________________________________________________

Approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, resubmitting a new preclearance form is required. It is each employee's responsibility to comply with all provisions of the Policy and Code. Obtaining preclearance satisfies the preclearance requirements of the Code and does not imply compliance with the Policy and Code's other provisions.

Preclearance procedures apply to all employees and their immediate family (as defined by the Policy and Code) including: a) all accounts in the name of the employee or the employee's spouse or minor children; b) all accounts in which any of such persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion. Please see the Policy and Code for the complete definition of immediate family.

By signing below the employee certifies the following: The employee agrees that the above order is in compliance with the Policy and Code and is not based on knowledge of an actual client order within the previous seven calendar days in the security that is being purchased or sold, or knowledge that the security is being considered for purchase or sale in one or more specific client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. The employee also acknowledges that he/she is not in possession of material, inside information pertaining to the security or issuer of the security.

__________________________________        _______________________________
Employee Signature                        Date

PLEASE SEND A COPY OF THIS COMPLETED FORM TO THE COMPLIANCE OFFICER FOR ALL EXECUTED TRADES

                                       ii